       As filed with the Securities and Exchange Commission on August 28, 1998.
                                                      Registration No. 333-_____

                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549
                                -------------------

                                      FORM S-8

                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933
                                --------------------

                            ACACIA RESEARCH CORPORATION
               (Exact name of registrant as specified in its charter)

            California                                           95-4405754
      (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                            Identification No.)


                               12 South Raymond Avenue
                             Pasadena, California  91105
                       (Address of principal executive offices)


                  ACACIA RESEARCH CORPORATION 1996 STOCK OPTION PLAN
                               (Full title of the plan)


                                 Kathryn King-Van Wie
                        Secretary and Chief Operating Officer
                               12 South Raymond Avenue
                             Pasadena, California  91105
                                    (626) 449-6431
(Name, address, and telephone number, including area code, of agent for service)

                                 -------------------

                                       COPY TO
                               D. Stephen Antion, Esq.
                                O'Melveny & Myers LLP
                                400 South Hope Street
                         Los Angeles, California  90071-2889

                           CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
 Title of          Amount to be  Proposed        Proposed         Amount of
 securities to     registered    maximum         maximum          registration
 be registered                   offering        aggregate        fee
                                 price per       offering price
                                 unit
--------------------------------------------------------------------------------
 Common Stock,     500,000       $4.4065(2)      $2,203,250(2)    $649.96(2)
 no par value      shares(1)
--------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on August 24, 1998, as reported on the Nasdaq National Market System.

The Exhibit Index for this Registration Statement follows the signature page.

               The Prospectus which contains the information required pursuant to Section 10(a) of the Securities Act relates to the Registration Statement on Form S-8 filed on February 21, 1997 (File No. 333-22197).

                                     PART I

                          INFORMATION REQUIRED IN THE
                           SECTION 10(a) PROSPECTUS

               The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to optionees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                       PART II

                             INFORMATION REQUIRED IN THE
                                REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents of Acacia Research Corporation (the "Company") filed with the Commission are incorporated herein by reference:

               (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

               (b) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1998 and June 30, 1998;

               (c) the Company's Current Report on Form 8-K filed with the Commission on February 11, 1998 (event date January 27, 1998);

               (d) the Company's Current Report on Form 8-K filed with the Commission on April 17, 1998 (event date April 2, 1998), Amendment No. 1 to Current Report on Form 8-K/A filed with the Commission on June 16, 1998, and Amendment No. 2 to Current Report on Form 8-K/A filed with the Commission on June 26, 1998; and

               (e) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on May 11, 1995, and Amendment No. 1 to Form 8-A on Form 8-A/A filed with the Commission on June 5, 1995, and any amendment or report filed for the purpose of updating such description.

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

               See Item 9.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

               Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

               See Item 9.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

               See Item 9.

ITEM 8.   EXHIBITS

               See the attached Exhibit Index.

ITEM 9.   UNDERTAKINGS

               The information and contents of the Registration Statement on Form S-8 previously filed with the Commission on February 21, 1997 (File No. 333-22197) by the Company is incorporated herein by reference. Except for required opinions, consents, and signature pages and any information required in this Registration Statement that is not in the above mentioned Registration Statement, the information required by Part II to be contained in this Registration Statement is omitted in accordance with General Instruction E to Form S-8.

                                      SIGNATURES

               Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on August 24, 1998.

                                   ACACIA RESEARCH CORPORATION

                                   By: /s/ Paul R. Ryan
                                       -----------------------------
                                           Paul R. Ryan
                                           President and Chief Executive Officer

                                  POWER OF ATTORNEY

               Each person whose signature appears below constitutes and appoints Paul R. Ryan, R. Bruce Stewart and Kathryn King-Van Wie his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                   Title                         Date
         ---------                   -----                         ----
/s/ Paul R. Ryan               President and Chief             August 24, 1998
-------------------------      Executive Officer
Paul R. Ryan                   (Principal Executive
                               Officer)


/s/ R. Bruce Stewart           Chairman of the Board and       August 24, 1998
-------------------------      Chief Financial Officer
R. Bruce Stewart               (Principal Financial and
                               Accounting Officer)


/s/ Thomas B. Akin             Director                        August 24, 1998
-------------------------
Thomas B. Akin


/s/ Fred A. de Boom            Director                        August 24, 1998
-------------------------
Fred A. de Boom


/s/ Edward W. Frykman          Director                        August 24, 1998
-------------------------
Edward W. Frykman

                                    EXHIBIT INDEX


EXHIBIT
NUMBER    DESCRIPTION
4.1       Acacia Research Corporation 1996 Stock Option Plan (as amended)

4.2       Form of Employee Incentive Stock Option Agreement (1)

4.3       Form of Employee Nonqualified Stock Option Agreement (1)

4.4       Form of Non-Employee Director Nonqualified Stock Option Agreement

5.1 Opinion of Counsel regarding the legality of the Common Stock to be issued

23.1      Consent of Independent Accountants (Finocchiaro & Co.)

23.2      Consent of Independent Accountants (PricewaterhouseCoopers LLP)

23.3      Consent of Counsel (included in Exhibit 5.1)

24.1      Powers of Attorney (included in this Registration Statement on page
          S-1)

(1) Previously filed and incorporated by reference from the Company's Registration Statement on Form S-8 filed with the Commission on February 21, 1997 (File No. 333-22197).